EXHIBIT 99.1

Joint Filer Information

Each of the following joint filers has designated Morgan Stanley as the “Designated Filer” for the purposes of the attached Form 4:

(1)	Morgan Stanley Venture Capital III, Inc. (“MSVC III, Inc.”) 1221 Avenue of the Americas New York, New York 10020

(2)	Morgan Stanley Venture Partners III, L.L.C. (“MSVP III, L.L.C.”) 1221 Avenue of the Americas New York, New York 10020

(3)	Morgan Stanley Venture Partners III, L.P. (“MSVP III, L.P.”) 1221 Avenue of the Americas New York, New York 10020

(4)	Morgan Stanley Venture Partners Entrepreneur Fund, L.P. (the “Entrepreneur Fund”) 1221 Avenue of the Americas New York, New York 10020

(5)	Morgan Stanley Venture Investors III, L.P. (“MSVI III, L.P.”) 1221 Avenue of the Americas New York, New York 10020

(6)	MSDW Capital Partners IV, Inc. (“MSDWCP IV, Inc.”) 1221 Avenue of the Americas New York, New York 10020

(7)	MSDW Capital Partners IV, LLC (“MSDWCP IV, LLC”) 1221 Avenue of the Americas New York, New York 10020

(8)	Morgan Stanley Dean Witter Capital Partners IV, L.P. (“MSDWCP IV, L.P.”) 1221 Avenue of the Americas New York, New York 10020

(9)	MSDW IV 892 Investors, L.P. (“MSDW IV 892, L.P.”) 1221 Avenue of the Americas New York, New York 10020

(10)	Morgan Stanley Dean Witter Capital Investors IV, L.P. (“MSDWCI IV, L.P.”) 1221 Avenue of the Americas New York, New York 10020

Issuer & Ticker Symbol: Cross Country, Inc. (CCRN)

Date of Event Requiring Statement: 04/14/05

Signature:	/s/ Peter Vogelsang

By: Peter Vogelsang, as authorized signatory for
Morgan Stanley

Signature:	/s/ Kenneth F. Clifford

By: Kenneth F. Clifford, Chief Financial Officer
of Metalmark Subadvisor LLC, as attorney-in-fact
of MSDWCP IV, LLC, the general partner of
MSDWCP IV, L.P., MSDW IV 892, L.P. and
MSDWCPI IV, L.P.

Signature:	/s/ Debra Abramovitz

By: Debra Abramovitz, Executive Director of
MSVC III, Inc., institutional managing member of
MSVP III, L.L.C., the general partner of MSVP
III, L.P., the Entrepreneur Fund and MSVI III,
L.P.